Exhibit 10.1

UNITED STATES OF AMERICA

Before The

OFFICE OF THRIFT SUPERVISION

In the Matter of	)	Order No.: WE-08-002
)
AMERICAN SAVINGS BANK, F.S.B.,	)	Effective Date: January 23, 2008
Honolulu, Hawaii.	)
)
OTS Docket No.: 08384)
)

STIPULATION AND CONSENT TO ISSUANCE OF AN

ORDER TO CEASE AND DESIST FOR AFFIRMATIVE RELIEF

WHEREAS, the Office of Thrift Supervision (OTS), based upon information derived from the exercise of its regulatory responsibilities, is of the opinion that grounds exist to initiate an administrative cease and desist proceeding for affirmative relief against American Savings Bank, F.S.B., Honolulu, Hawaii, OTS Docket No. 08384 (Institution), pursuant to 12 U.S.C. § 1818(b);

WHEREAS, the Institution desires to cooperate with the OTS and to avoid the time and expense of such administrative proceeding; and

WHEREAS, the Institution enters into this Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief (Stipulation) without admitting or denying that grounds exist to initiate an administrative cease and desist proceeding but admitting the statements and conclusions in Paragraph 1 below, concerning jurisdiction; hereby stipulates and agrees to the following:

1. Jurisdiction.

(a) The Institution is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4). Accordingly, the Institution is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c);

(b) Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative cease and desist proceeding against such a savings association. Therefore, the Institution is subject to the jurisdiction of the OTS to initiate and maintain a cease and desist proceeding against it pursuant to 12 U.S.C. § 1818(b); and

(c) The Director of the OTS has delegated to the Regional Director of the West Region of the OTS (Regional Director) the authority to issue cease and desist orders where the savings association has consented to the issuance of the orders.

2. OTS Findings of Fact. The OTS has found that the Institution has failed to comply fully with the requirements of the Currency and Foreign Transactions Reporting Act (the Bank Secrecy Act or BSA), 31 U.S.C. § 5311 et seq.; the related BSA regulations issued by the United States Department of the Treasury, 31 C.F.R. Part 103 and the OTS, 12 C.F.R. § 563.177; and the OTS regulations governing suspicious activity reports (SAR) set forth in 12 C.F. R. § 563.180.

In addition, the OTS has determined that the Institution has failed to comply fully with certain consumer affairs and compliance laws and regulations, including specifically those related to the Truth in Lending Act, 15 U.S.C. §1601 et seq., 12 C.F.R. Part 226 (Regulation Z); the Real Estate Settlement Procedures Act, 12 U.S.C. §2601 et seq., 24 C.F. R. Part 3500 (Regulation X); the Flood Disaster Protection Act, 42 U.S.C. 4001 et seq., 12

C.F.R. Part 572; and the Home Mortgage Disclosure Act, 12 U.S.C. §2801 et seq., 12 C.F.R. Part 203 (Regulation C).

The Institution has begun taking corrective actions to address the deficiencies found by the OTS.

3. Consent. The Institution consents to the issuance by the OTS of the accompanying Consent Order to Cease and Desist for Affirmative Relief (Order). The Institution further agrees to comply with the terms of the Order upon issuance and stipulates that the Order complies with all requirements of law.

4. Finality. The Order is issued under 12 U.S.C. § 1818(b) and upon its effective date shall be a final order, effective and fully enforceable by the OTS under 12 U.S.C. § 1818(i).

5. Waivers. The Institution waives the following:

(a) The right to be served with a written notice of the OTS’s charges provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(b) The right to an administrative hearing of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b), 12 C.F.R. Part 509;

(c) The right to seek judicial review of the Order including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and

(d) Any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter whether arising under common law, federal statute, or otherwise.

6. OTS Authority Not Affected. Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Institution if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7. Other Government Actions Not Affected. Institution acknowledges and agrees that its consent to the issuance of the Order does not release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Institution that arise pursuant to this action or otherwise, and that may be or have been brought by any other government entity other than the OTS.

8. Miscellaneous.

(a) The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order;

(b) All references to OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assignees;

(c) The section and paragraph headings in this Stipulation and the Order are for convenience only, and such headings shall not affect the interpretation of this Stipulation or the Order;

(d) The terms of this Stipulation and the Order represent the final agreement of the parties with respect to the subject matters hereof and constitute the sole agreement of the parties with respect to such subject matters; and

(e) This Stipulation and the Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Director, Senior Deputy Director, Regional Director, or other authorized representative.

9. Signature of Directors.

Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Institution to the issuance of the Order and the execution of the Stipulation.

WHEREFORE, the Institution, by a majority of its directors, executes this Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief intending to be legally bound hereby.

American Savings Bank, F.S.B.	Office of Thrift Supervision
Honolulu, Hawaii	West Region

Accepted by a majority of its directors:	By:	/s/ Darrel W. Dochow
Darrel W. Dochow
By:		Regional Director, West

/s/ Kenton T. Eldridge		Dated: January 23, 2008
Director

/s/ Diane J. Plotts
Director

/s/ Don E. Carroll
Director

/s/ Bert A. Kobayashi
Director

/s/ Jeffrey N. Watanabe
Director

/s/ Constance H. Lau
Director

/s/ Richard W. Gushman, II
Director

/s/ Shirley J. Daniel
Director

/s/ Louise K. Y. Ing
Director

/s/ Victor H. Li
Director

/s/ Jorge G. Camara, M.D.
Director

/s/ Barry K. Taniguchi
Director

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